Calculation of Filing Fee Tables
S-8
Rubrik, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.000025 per share	Other	10,112,107	$ 52.08	$ 526,638,532.56	0.0001381	$ 72,728.78
2	Equity	Class A Common Stock, par value $0.000025 per share	Other	2,022,421	$ 44.27	$ 89,532,577.67	0.0001381	$ 12,364.45
Total Offering Amounts:						$ 616,171,110.23		$ 85,093.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 85,093.23
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Class A common stock (Common Stock) of Rubrik, Inc. (the Registrant) that become issuable under the Registrant's 2024 Employee Stock Purchase Plan (the 2024 ESPP) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 19, 2026 (3) Represents the automatic increase to the number of shares of the Registrant's Common Stock available for issuance under the 2024 Plan effective February 1, 2026, as provided for under the 2024 Plan.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Class A common stock (Common Stock) of Rubrik, Inc. (the Registrant) that become issuable under the Registrant's 2024 Employee Stock Purchase Plan (the 2024 ESPP) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 19, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP. (3) Represents the automatic increase to the number of shares of the Registrant's Common Stock available for issuance under the 2024 ESPP effective February 1, 2026, as provided for under the 2024 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources